Exhibit 99.1

SigmaTel to Acquire Protocom Corporation; Boost Multimedia Capabilities; Imaging Solutions Provider Will Extend SigmaTel’s Presence to a Wider Array of Multimedia Markets

AUSTIN, Texas—(BUSINESS WIRE)—July 26, 2005—SigmaTel Inc. (NASDAQ:SGTL), a global leader in analog intensive, mixed-signal integrated circuits for the portable consumer electronics and computing markets, today announced that it has signed a definitive agreement to acquire Protocom Corporation, a privately held provider of semiconductors to the multi-function imaging market. In addition to providing key technologies applicable to SigmaTel’s core audio business, the $47 million acquisition will give SigmaTel its first product line focused on imaging applications, as well as provide technology that can be leveraged into several emerging multimedia consumer electronics markets.

Imaging technology is essential to meet the feature requirements of next-generation portable multimedia devices, and SigmaTel’s contemplated acquisition of Protocom is the result of long-term research that substantiated Protocom’s delivery of the industry’s best solutions for portable image acquisition, compression/decompression and display.

Protocom launched the world’s first full-duplex MPEG-4 Advanced Simple Profile (ASP) hard-wired semiconductor product and provides high-performance solutions to the top-tier players in the consumer electronics market, including Samsung. Protocom’s GoldenREEL(TM) PR818S offers high-quality video in highly mobile, ultra-small environments typical of compact digital video cameras and other portable multimedia devices. In these applications, high-quality image capture, sound recording and playback, and video display, as well as long battery life, are key consumer requirements. With its ARM9 core, the GoldenREEL(TM) is the centerpiece of Emerge(TM), Protocom’s development platform, which delivers a complete solution designed to help OEMs reduce time to market.

“We are dedicated to a strategy of ongoing product diversification,” said SigmaTel President and CEO Ron Edgerton. “SigmaTel commits to new market segments when we have compelling technology and a strong business plan that justifies investing in new products for those markets. The market for portable multimedia devices is growing and video is becoming more important to the markets we serve. As we look toward introducing a new generation of multimedia chips, the features, flexibility and greater ease of implementation brought by Protocom are key parts of our strategy to broaden SigmaTel’s leadership in the portable multimedia SoC market.”

The acquisition of Protocom increases SigmaTel’s technology portfolio and its architecture and system design capabilities to meet the form, fit and function requirements for devices such as digital video cameras, personal media players (PMPs), video conferencing, remote security cameras, digital still cameras and multimedia mobile phones. Protocom’s patent-pending implementation of MPEG-4 ASP enables MPEG-4 images to be compressed into approximately one-fifth the storage space of other MPEG formats with virtually no impact on image quality. As a result, the Protocom solution offers greater battery life and helps lower the amount of needed memory, one of the highest cost elements for portable media devices, offering the potential for SigmaTel to deliver more cost-effective portable media devices and help accelerate market growth.

“Protocom’s battery-efficient, feature-rich technology is consistent with SigmaTel’s efforts to help expand the portable audio market via cost-effective solutions, and Protocom has already taken the steps through patent applications to protect its market-leading technology,” said Edgerton. “We believe we will have the ability to deliver complete, best-in-class solutions to device manufacturers participating in any of the markets we choose to enter.”

Under the terms of the deal, SigmaTel will acquire Protocom’s business, including technology assets, current products, customers, and intellectual property in a stock and cash for stock merger. Protocom employees, more than half of which are engineers, will become full-time SigmaTel employees and remain in their current locations. Additionally, Protocom’s Cupertino, California facility will become SigmaTel’s West Coast Imaging Center and allows SigmaTel the opportunity to better serve its current customers in the region.

At the closing of the acquisition, Sigmatel will pay $28.2 million in the form of approximately 1,437,000 shares of its common stock issued or reserved for future issuance (based upon the average NASDAQ National Market closing prices for the previous five trading days prior to July 26, 2005 of $19.62 per share), and agreed to make a cash payment totaling $18.8 million, in exchange for all outstanding shares of capital stock of Protocom. A portion of the shares to be issued will be placed into escrow pursuant to the terms of the acquisition agreement. Employees will be restricted as to when they can sell the shares they receive from the transaction. SigmaTel will also assume all unvested employee stock options of Protocom, which will entitle the holders to receive up to approximately 185,000 shares of SigmaTel common stock upon full vesting. The Boards of Directors of each of the companies have approved the merger. The closing, which is expected to occur during SigmaTel’s current fiscal quarter, which ends September 30, 2005, remains subject to customary closing conditions. SigmaTel may record a one-time charge for purchased in-process research and development expenses related to the acquisition in its third quarter. The amount of that charge, if any, has not yet been determined.

More information regarding Protocom Corporation is available at www.protocomtech.com. For more information on SigmaTel, please visit the SigmaTel website at www.sigmatel.com.

SigmaTel will discuss some specifics about this acquisition in its Second Quarter 2005 earnings conference call to be held today, July 26, 2005, beginning at 4:00 p.m. Central Time. This call will be simulcast via SigmaTel’s website at www.sigmatel.com/investor.relations. Replays of the call will be available at this web address and via telephone at 800-633-8284 (U.S.) and 402-977-9140 (international) by entering reservation number 21250066. These replays will be available through August 26, 2005

About Protocom Technology:

Protocom Technology is an innovator in digital compression semiconductor devices. The company offers the industry’s only full-duplex, hard-wired MPEG-4 ASP (Advanced Simple Profile) system-on-a-chip solution for the highest quality video for portable devices. Protocom’s GoldenREEL(TM) family of silicon CODECs optimizes full-range Quality Motion Video, while overcoming the low-bit rate and low-power constraints required by such ultra-small-form-factor products as digital camcorders, IP cameras, handheld personal video recorders (PVRs) and personal media players. The product also has applications in the consumer electronics and the industrial security/surveillance markets. The company is currently developing hard-wired products that include H.264/MPEG-4 AVC and SMPTE-VC1 (WMV9) compression technologies.

About SigmaTel:

SigmaTel Inc. a fabless semiconductor company headquartered in Austin, Texas, designs, develops, and markets proprietary, analog intensive, mixed-signal ICs for a variety of products in the consumer electronics and computing markets, including portable compressed audio players, such as MP3 players, notebook and desktop PCs, DVD players, digital televisions, and set-top boxes. SigmaTel provides complete, system-level solutions that include highly integrated ICs, customizable firmware and software, software development tools, reference designs, and applications support. The Company’s focus is on providing system-level solutions that enable customers to rapidly introduce and offer electronic products that are small, light-weight, power-efficient, reliable, and cost-effective. SigmaTel is ISO 9001:2000 certified and is committed to providing customers with high-performance, quality products along with superior customer service.

Cautionary Language: This press release contains forward-looking statements based on current SigmaTel expectations. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” and similar phrases as they relate to SigmaTel or future events are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of SigmaTel, but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. A number of important factors could cause actual results to differ materially from those in the forward-looking statements, and there will be events in the future that SigmaTel is not able to accurately predict or control. For a discussion of factors that could impact SigmaTel’s financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to recent SigmaTel filings with the SEC, particularly the Form 10-K that was filed on February 8, 2005 and the Form 10-Q that was filed on April 19, 2005.

SigmaTel is a registered trademark of SigmaTel Inc. All other products and brand names as they appear in this release are trademarks or registered trademarks of their respective holders. All specifications may be changed without notice.